Exhibit 77C

Maxim Series Fund, Inc.

Special Meeting of Shareholders (unaudited)

A Special Meeting of Shareholders was held on January 7, 2011 at 8515 E. Orchard Road, Greenwood Village, Colorado 80111 for the following purposes:

To approve amendments to and the restatement of the Articles of Incorporation of Maxim Series Fund, Inc. (the “Fund”):

(1)	To permit the Board of Directors to add new classes of shares to certain portfolios of the Fund;

(2)	To reduce the vote required to approve certain matters submitted to shareholders for approval; and

(3)	To permit the Board of Directors to classify or reclassify unissued shares of capital stock of the Fund.

The votes cast in these matters were:

(1)	To permit the Board of Directors to add new classes of shares to certain portfolios of the Fund

For:                      1,081,868,758

Against:                   32,944,852

Abstain*:                24,930,747

(2)	To reduce the vote required to approve certain matters submitted to shareholders for approval

For:                      1,032,225,348

Against:                  80,124,768

Abstain*:                28,345,142

(3)	To permit the Board of Directors to classify or reclassify unissued shares of capital stock of the Fund

For:                      1,054,226,433

Against:                   56,760,307

Abstain*:                29,657,614

*All Abstain votes are treated as ‘present” for purposes of achieving a quorum and in determining the votes cast on the proposals, but not as having voted FOR the proposals (and therefore have the effect of a vote AGAINST).

Maxim Series Fund, Inc.

Special Meeting of Shareholders (unaudited)

A Special Meeting of Shareholders was held on May 25, 2011 at 8515 E. Orchard Road, Greenwood Village, Colorado 80111 for the following purposes:

To approve an amendment to the Fund’s corporate charter to permit the Board of Directors to add new classes of shares to the Portfolios.

The votes cast in this matter was:

Portfolio	For	Against	Abstain*
Maxim Aggressive Profile I	7,085,567	117,543	146,628
Maxim Aggressive Profile II	64,056,379	1,252,959	1,730,923
Maxim Ariel MidCap Value	33,854,242	3,235,702	1,763,176
Maxim Ariel Small-Cap Value	3,969,108	666,773	378,193
Maxim Bond Index	32,388,529	276,128	604,372
Maxim Conservative Profile I	3,195,701	52,260	21,240
Maxim Conservative Profile II	22,776,817	584,544	419,649
Maxim Federated Bond	25,327,999	79,494	75,665
Maxim Index 600	28,916,823	1,130,529	497,433
Maxim Invesco ADR	18,066,128	231,526	165,512
Maxim Janus Large Cap Growth	35,377,194	247,546	224,005
Maxim Loomis Sayles Bond	22,048,229	1,306,053	1,064,089
Maxim Loomis Sayles Small-Cap Value	7,609,671	60,549	109,045
Maxim MFS International Growth	18,544,657	129,456	63,169
Maxim MFS International Value	29,244,548	253,827	302,368
Maxim MidCap Value	15,385,538	134,476	85,399
Maxim Moderate Profile I	17,982,909	778,844	708,440
Maxim Moderate Profile II	92,322,250	1,774,511	1,879,668
Maxim Moderately Aggressive Profile I	14,199,874	446,285	335,645
Maxim Moderately Aggressive Profile II	12,021,982	281,351	314,414
Maxim Moderately Conservative Profile I	4,708,586	241,295	111,852
Maxim Putnam High Yield Bond	12,949,429	54,747	56,950
Maxim S&P 500® Index	58,484,992	1,089,054	1,180,479
Maxim Short Duration Bond	5,263,877	39,836	16,988
Maxim Small-Cap Growth	5,583,875	193,032	31,483
Maxim Small-Cap Value	5,686,880	50,818	32,531
Maxim Stock Index	13,341,943	1,707,860	1,055,076
Maxim T. Rowe Price Equity/Income	41,873,471	764,076	642,170
Maxim T. Rowe Price MidCap Growth	25,970,720	483,663	647,472
Maxim Templeton Global Bond	20,446,964	69,627	111,152
Maxim U.S. Government Mortgage Securities	28,309,075	436,174	254,314

*All Abstain votes are treated as ‘present’ for purposes of achieving a quorum and in determining the votes cast on the proposals, but not as having voted FOR the proposals (and therefore have the effect of a vote AGAINST).

Maxim Series Fund, Inc.

Special Meeting of Shareholders (unaudited)

A Special Meeting of Shareholders was held on June 8, 2011 at 8515 E. Orchard Road, Greenwood Village, Colorado 80111 for the following purposes:

To approve an amendment to the Fund’s corporate charter to permit the Board of Directors to add new classes of shares to the Portfolios.

The votes cast in this matter was:

Portfolio	For	Against	Abstain*
Maxim Moderately Conservative Profile II	3,965,785	28,268	130,669

*All Abstain votes are treated as ‘present’ for purposes of achieving a quorum and in determining the votes cast on the proposals, but not as having voted FOR the proposals (and therefore have the effect of a vote AGAINST).